UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed on a current report on Form 8-K filed by uniQure N.V. (the “Company”) on August 26, 2019, the Company promoted Alex Kuta, Ph.D. to Executive Vice President, Operations and Sander van Deventer, M.D., Ph.D. to Executive Vice President, Research and Product Development, effective August 20, 2019 (such promotions are collectively referred to herein as the “Leadership Promotions”). In connection with the Leadership Promotions, the Company eliminated the position of chief operating officer. As a result, Scott McMillan, Ph.D., the Company’s current chief operating officer, retired from the Company, effective August 31, 2019. In connection with the foregoing, the Company entered into various agreements, as detailed below.

Dr. Kuta

Pursuant to the Amended and Restated Employment Agreement, executed on September 17, 2019, but effective as of August 20, 2019, by and between the Company and Dr. Kuta (the “Kuta Agreement”), Dr. Kuta will receive a gross base salary of approximately $430,000 (the “Kuta Base Salary”). The Kuta Agreement also provides for terms of benefits afforded to Dr. Kuta, including the ability to participate in various group insurance plans, reimbursement for necessary and reasonable business expenses, liability insurance and vacation time. Additionally, Dr. Kuta is eligible for a target retention and performance bonus of up to forty-percent (40%) of the Kuta Base Salary, as determined by the Company in its sole discretion (the “Kuta Discretionary Bonus Amount”).

Further, on September 17, 2019 Dr. Kuta also received a grant of fifteen thousand (15,000) restricted stock units, which such grant will vest over a period of three years beginning on the first anniversary of the date of grant, subject to Dr. Kuta’s continued relationship with the Company.

Pursuant to the Kuta Agreement, if Dr. Kuta’s employment is terminated due to his death or Disability, for Cause or upon the resignation of Dr. Kuta without Good Reason, then Dr. Kuta will be entitled only to Accrued Benefits through such termination date. If Dr. Kuta resigns for Good Reason or if his employment with the Company is terminated by the Company without Cause, then Dr. Kuta will be entitled to: (i) Accrued Benefits through the date of such termination, (ii) a lump sum severance payment equal to the sum of (a) the Kuta Base Salary and (b) the Kuta Discretionary Bonus Amount, (iii) a bonus pro-rated to the date of termination and based on the Kuta Discretionary Bonus Amount and (iv) continued coverage through COBRA until the earlier of (a) twelve (12) months from the date of termination, (b) the date on which Dr. Kuta becomes eligible to participate in another employer’s group health plan, (c) the date on which Dr. Kuta is no longer eligible for COBRA coverage or (d) the date on which the Company in good faith determines that payments would result in a discriminatory health plan pursuant to the Patient Protection and Affordable Care Act of 2010.

Additionally, if Dr. Kuta’s employment is terminated as a result of a Change of Control Termination, then Dr. Kuta will be entitled to: (i) Accrued Benefits through date of such termination, (ii) a lump sum severance payment equal to one-hundred and fifty percent (150%) of the sum of (a) the Kuta Base Salary and (b) the Kuta Discretionary Bonus Amount, (iii) a bonus pro-rated to the date of termination and based on the Discretionary Bonus Amount and (iv) continued coverage through COBRA until the earlier of (a) eighteen (18) months, (b) the date on which Dr. Kuta becomes eligible to participate in another employer’s group health plan, (c) the date on which Dr. Kuta is no longer eligible for COBRA coverage or (d) the date on which the Company in good faith determines that payments would result in a discriminatory health plan pursuant to the Patient Protection and Affordable Care Act of 2010.

Furthermore, upon a Change of Control, any vesting conditions applicable to any options, restricted shares, restricted stock units, performance stock units or other grants of equity held by Dr. Kuta under the Company’s equity plans will be automatically waived, and all the stock options will be deemed to be fully exercisable commencing on the date of the Change of Control and ending on the eighteen (18) month anniversary of the Change of Control or, if earlier, the expiration of the term of such stock options.

Pursuant to the Kuta Agreement, Dr. Kuta is subject to customary non-competition and non-solicitation covenants during the term of the Kuta Agreement under a Confidentiality, Developments and Restrictive Covenants Agreement.

Dr. van Deventer

Pursuant to an employment arrangement by and between the Company and Dr. van Deventer, executed on September 17, 2019 but effective as of August 20, 2019 (the “van Deventer Agreement”), which replaces and supersedes Dr. van Deventer’s prior employment agreement with the Company, Dr. van Deventer will receive a gross base salary of approximately €348,000, which reflects Dr. van Deventer’s part-time (0.8 FTE) position with the Company (the “van Deventer Base Salary”). The van Deventer Agreement also provides for terms of benefits afforded to Dr. van Deventer, including the ability to participate in the Company’s pension scheme, reimbursement for reasonable business expenses and vacation time. Additionally, Dr. van Deventer is eligible for a target retention and performance bonus of up to forty-percent (40%) of the van Deventer Base Salary, as determined by the Company in its sole discretion (the “van Deventer Discretionary Bonus Amount”).

Further, on September 17, 2019 Dr. van Deventer also received a grant of fifteen thousand (15,000) restricted stock units, which such grant will vest over a period of three years beginning on the first anniversary of the date of grant, subject to Dr. van Deventer’s continued relationship with the Company.

The van Deventer Agreement also provides that if the van Deventer Agreement is terminated on the initiative of Dr. van Deventer (other than in the case of summary dismissal, long-term illness or severely culpable acts or omissions by Dr. van Deventer, as referenecd in the applicable provision of the Dutch Civil Code (collectively, the “Carve-out Events”)), Dr. van Deventer will be eligible to receive a lump sum severance payment equal to the sum of (i) the van Deventer Base Salary, excluding 8% holiday allowance, and (ii) the van Deventer Bonus Amount, excluding holiday allowance, subject to deductions that are authorized by Dr. van Deventer and/or required by applicable laws and regulations. If the van Deventer Agreement is terminated on the initiative of the Company within twelve (12) months of a Change of Control (other than in the case of a Carve-out Event), Dr. van Deventer will be eligible to receive a lump sum severance payment equal to one-hundred and fifty precent (150%) of the sum of (i) the van Deventer Base Salary, excluding 8% holiday allowance, and (ii) the van Deventer Bonus Amount, excluding holiday allowance, subject to deductions that are authorized by Dr. van Deventer and/or required by applicable laws and regulations. Dr. van Deventer is also eligible for additional severance in an amount equal to the van Deventer Discretionary Bonus Amount, pro-rated to the date of termination, if such termination occurs as a result of a Change of Control or on the initiative of Dr. van Deventer (other than in the case of a Carve-out Event).

Furthermore, upon a Change of Control, any vesting conditions applicable to any options, restricted shares, restricted stock units, performance stock units or other grants of equity held by Dr. van Deventer under the Company’s equity plans will be automatically waived, and all the stock options will be deemed to be fully exercisable commencing on the date of the Change of Control and ending on the eighteen (18) month anniversary of the Change of Control or, if earlier, the expiration of the term of such stock options.

McMillan Separation Agreement

On September 16, 2019, the Company entered into a separation agreement with Dr. McMillan (the “Separation Agreement”) in connection with Dr. McMillan’s retirement from the Company, effective as of August 31, 2019 (the “Separation Date”).

The Separation Agreement provides that Dr. McMillan will receive, subject to the terms thereof, a lump sum severance payment equal to 100% of Dr. McMillan’s annual base salary, or approximately $392,000, less applicable taxes and withholdings, within 30 days following the execution of the Separation Agreement and, upon Dr. McMillan’s election, reimbursement of full COBRA premiums until the earlier of (a) eighteen (18) months from the Separation Date, (b) the date on which Dr. McMillan becomes eligible to participate in another employer’s group health plan, (c) the date on which Dr. McMillan (or his eligible dependents, as applicable) is no longer eligible for COBRA coverage or (d) the date on which the Company in good faith determines that payments would result in a discriminatory health plan pursuant to the Patient Protection and Affordable Care Act of 2010. In addition, Dr. McMillan also received all of his base salary through the Separation Date and was paid for any accrued but unused paid time off as of the Separation Date.

Pursuant to the Separation Agreement, Dr. McMillan’s participation in all of the Company’s employee benefit plans terminated as of the Separation Date. All equity incentive awards previously granted to Dr. McMillan will continue to be governed by the terms and conditions of their respective award agreements, except with respect to 7,045 Performance Share Units granted to Dr. McMillan in January 2018, which will have a vesting date of September 19, 2019.

The Separation Agreement also provides that, starting on September 1, 2019 and continuing until October 31, 2019, Dr. McMillan will provide consulting services to the Company relating to the transition of his former duties, responsibilities and authorities for payments totaling approximately $13,000.

Dr. McMillan has also agreed to a full and final release of all legal claims against the Company and certain other released parties and is subject to certain confidentiality, disclosure and assignment of inventions, non-competition, non-solicitation restrictions pursuant to Confidentiality, Developments, and Restrictive Covenants Agreement to which Dr. McMillan is a party.

The foregoing summaries of the Kuta Agreement, the van Deventer Agreement and the Separation Agreement (together, the “Agreements”) do not purport to be complete and are subject to, and are qualified in their entirety by, each of the Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and which are incorporated herein by reference. Capitalized terms used above without definition have the meanings given such terms in the applicable Agreements.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibit

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, executed September 17, 2019, by and between the Company and Dr. Kuta

10.2	Employment Agreement, executed September 17, 2019, by and between the Company and Dr. Sander van Deventer

10.3	Separation Agreement, executed September 16, 2019, by and between the Company and Dr. Scott McMillan

104	Cover Page formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: September 20, 2019	By:	/S/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer and Chief Financial Officer

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